Exhibit A-4

SUPPLEMENTAL INDENTURE NO. 1

dated as of [ ], 2004

to

COLLATERAL TRUST INDENTURE

dated as of [ ] 2004

among

GG1C FUNDING CORPORATION,

SYSTEM ENERGY RESOURCES, INC.

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,
not in its individual capacity
but solely as Trustee

SUPPLEMENTAL INDENTURE NO. 1, dated as of [ ], 2004, among GG1C Funding Corporation, a Delaware corporation (the "Company"), SYSTEM ENERGY RESOURCES, INC., an Arkansas corporation ("SERI"), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, not in its individual capacity but solely as trustee (the "Trustee"),

W I T N E S S E T H:

WHEREAS, the Company and SERI have heretofore executed and delivered to the Trustee a Collateral Trust Indenture, dated as of [ ], 2004 (the "Original Indenture"), to provide for the issue from time to time of the Company's debentures, notes or other evidences of indebtedness to be issued in one or more series (the "Securities"); and

WHEREAS, Sections 2.03 and 11.01 of the Original Indenture provide, among other things, that the Company, SERI and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the form and terms of Securities of any series as permitted by said Sections 2.03 and 11.01; and

WHEREAS, the Company and SERI (a) desire the issuance by the Company of a series of Securities to be designated as hereinafter provided and (b) have requested the Trustee to enter into this Supplemental Indenture No. 1 for the purpose of establishing the form and terms of the Securities of such series (said Original Indenture, as supplemented by this Supplemental Indenture No. 1, being hereinafter called the "Indenture"); and

WHEREAS, all action on the part of the Company and SERI necessary to authorize the execution and delivery of this Supplemental Indenture No. 1 and the issuance of the aforesaid Securities has been duly taken; and

WHEREAS, all acts and things necessary to make the Securities of the series herein created and established, when executed by the Company and authenticated and delivered by the Trustee as provided in the Original Indenture, the valid, binding and legal obligations of the Company, and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed, and the execution of this Supplemental Indenture No. 1 and the creation and issuance under the Indenture of such Securities have in all respects been duly authorized;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE NO. 1 WITNESSETH:

That in order to establish the form and terms of and to authorize the authentication and delivery of the Securities of the series herein created and established, and in consideration of the acceptance of such Securities by the holders thereof and of the sum of one dollar duly paid to the Company by the Trustee at the execution of these presents, the receipt whereof is hereby acknowledged, the Company and SERI each covenant and agree with the Trustee, for the equal and proportionate benefit of the respective holders from time to time of the Securities, as follows:

  THE BONDS

      Terms of the Bonds.

      There are hereby created and established a series of Securities, designated the "Secured Lease Obligation Bonds, [ ]% Series due 2014" (hereinafter sometimes referred to as the "Bonds"). The Bonds shall be issued in the aggregate principal amount, shall bear interest at the rates per annum and shall have the Stated Maturity of principal set forth below:

	Original	Interest	Final
	Principal Amount	Rate	Maturity
Bonds			January 15, 2014

    The Bonds shall be substantially in the form of Exhibit A hereto. The interest on the Bonds shall be due and payable as and from the most recent interest payment date to which interest has been paid or duly provided for or, with respect to any Bond issued prior to the first interest payment date, the date of original issuance thereof, semiannually on January 15 and July 15 in each year (commencing July 15, 2004), until the principal amount of the Bonds is paid in full or duly provided for. The interest so payable shall be paid to the person in whose name a Bond is registered at the close of business on the Regular Record Date for such interest, which, for each applicable interest payment date, shall be the January 1 (in respect of a January 15 interest payment date) or July 1 (in respect of a July 15 interest payment date), as the case may be (whether or not a Business Day), next preceding such interest payment date.

    Installment Payments of Principal.

  Installment Payments. On each Installment Payment Date set forth below, the Company shall pay an installment of principal of each Bond equal in amount to the Installment Payment Percentage set forth below for such Installment Payment Date multiplied by the Original Principal Amount (as hereinafter defined) of such Bond. "Original Principal Amount", when used with respect to the Bonds, means the principal amount identified as such on the face of such Bond.

Installment Payment Date	Installment Payment Percentage

July 15, 2004
January 15, 2005
July 15, 2005
January 15, 2006
July 15, 2006
January 15, 2007
July 15, 2007
January 15, 2008
July 15, 2008
January 15, 2009

July 15, 2009
January 15, 2010
July 15, 2010
January 15, 2011
July 15, 2011
January 15, 2012
July 15, 2012
January 15, 2013
July 15, 2013
January 15, 2014

      Certain Adjustments to Installment Payments.   The principal amount of Bonds to be paid in installments on the Installment Payment Dates may be adjusted (an "Installment Payment Adjustment") at the discretion of the Company, such adjustment to be correlative, as to amounts and dates, to any adjustment to the principal amortization schedule of the Pledged Lessor Notes issued under any Lease Indenture pursuant to Section 2(b) of Supplemental Indenture No. 3 to such Lease Indenture; provided, however, that (A) no Installment Payment Adjustment shall be made by the Company which will increase or decrease the average life of the Bonds (calculated in accordance with generally accepted financial practice) from the date of initial issuance by more than 6 months and (B) the Company shall elect to make such adjustment upon (and only upon) the direction of the owner Trustee in accordance with Section 2(e) of the Participation Agreement. If the Company shall elect to make the foregoing adjustment, the Company shall deliver to the Trustee and SERI at least 30 days prior to the first Installment Payment Date proposed to be affected by such adjustment, a Company Request (A) stating that the Company has elected to make an Installment Payment Adjustment as contemplated in this Section, (B) setting forth a revised Installment Payment Percentage Schedule applicable to the Bonds as to which an Installment Payment Adjustment is to be made, (C) attaching a copy of the revised principal schedule or schedules for the Pledged Lessor Notes, and (D) attaching calculations showing that (x) the average life of the Bonds will not be reduced or increased except as permitted by this subsection (b), (y) the aggregate principal amount of the Pledged Lessor Notes identified on Schedule 1 hereto equals the aggregate principal amount of the Bonds and (z) the principal amortization schedules of such Pledged Lessor Notes are such as to provide funds sufficient to repay in full, as and when due, the principal of the Bonds as and when scheduled to become due, whether upon payment of applicable Installment Payment Amounts on Installment Payment Dates or at Stated Maturity. The Trustee may conclusively rely on such Company Request and shall have no duty with respect to the calculations referred to in the foregoing clause (D), other than to make them available for inspection by any Holder of Bonds at the Corporate Trust Office upon reasonable notice. The Trustee shall, at the expense of SERI, send to each Holder of Bonds in respect of which an Installment Payment Adjustment has been made at least 20 days before the first Installment Payment Date to be affected thereby, by first class mail, a copy of a schedule of principal amounts of Bonds to be repaid upon payment of applicable Installment Payment Amounts on Installment Payment Dates after giving effect to such Installment Payment Adjustment.

                  In the event that there shall have been any partial redemption of the Bonds (other than pursuant to principal installment payments), each Installment Payment Amount for each Bond subsequent to such redemption shall be reduced by (i) in the case of a partial redemption pursuant to Section 1.05 hereof, an amount equal to the amount obtained by multiplying such Installment Payment Amount as in effect prior to such redemption by a fraction of which the numerator shall be the aggregate principal amount of Bonds redeemed pursuant to such partial redemption, and the denominator shall be the aggregate unpaid principal amount of Bonds outstanding immediately prior to such redemption and (ii) in the case of a partial redemption pursuant to Section 1.03 hereof, an amount such that the aggregate of all principal installment payments to be made on the Bonds on the relevant Installment Payment Date shall be equal to the amount of principal of the Pledged Lessor Notes to be paid on such date under the remaining Lease Indenture, any such reduction to be made on a pro rata basis, as nearly as practicable, among the Holders of the Bonds.

          In the event that there shall have been any partial redemption of the Bonds (other than pursuant to principal installment payments), each Installment Payment Amount for each Bond subsequent to such redemption shall be reduced by (i) in the case of a partial redemption pursuant to Section 1.05 hereof, an amount equal to the amount obtained by multiplying such Installment Payment Amount as in effect prior to such redemption by a fraction of which the numerator shall be the aggregate principal amount of Bonds redeemed pursuant to such partial redemption, and the denominator shall be the aggregate unpaid principal amount of Bonds outstanding immediately prior to such redemption and (ii) in the case of a partial redemption pursuant to Section 1.03 hereof, an amount such that the aggregate of all principal installment payments to be made on the Bonds on the relevant Installment Payment Date shall be equal to the amount of principal of the Pledged Lessor Notes to be paid on such date under the remaining Lease Indenture, any such reduction to be made on a pro rata basis, as nearly as practicable, among the Holders of the Bonds.

    Redemption upon Lease Termination.

    If any Lease is to be terminated pursuant to Section 13(f) or (g) or Section 14 thereof, or Section 10(b)(3)(ix) of the related Participation Agreement, and all Lessor Notes issued under the related Lease Indenture are to be prepaid, Bonds, equal in principal amount to the Pledged Lessor Notes issued under such Lease Indenture shall be redeemed, on the date on which such Lessor Notes are to be prepaid, at a Redemption Price equal to the unpaid principal amount thereof plus accrued interest to the Redemption Date, all subject, however, except in the case of a termination pursuant to Section 14 of such Lease, to the right of SERI to assume such Lessor Notes in which event there shall be no redemption of Bonds as a consequence of such termination.

    Sinking Fund Redemption.

    There shall be no Sinking Fund for the retirement of the Bonds.

    Other Redemption.

    Except as provided in Sections 1.02, 1.03 or 1.04, the Bonds shall not be subject to prepayment or redemption prior to July 15, [ ]. On and after July 15, [ ], the Bonds shall be subject to redemption, at the option of the Company, in whole at any time or in part from time to time, at the Redemption Prices (expressed as a percentage of the unpaid principal amount) set forth below plus accrued interest to the Redemption Date:

If Redeemed in the
12 Month Period	Redemption
Beginning July 15, [ ],	Price

    and thereafter at 100% of the unpaid principal amount thereof plus accrued interest to the Redemption Date.

    Selection by Trustee of Bonds to be Redeemed.

    Subject to the provisions of subsection (a) and (b) of Section 6.03 of the Original Indenture, if fewer than all of the Bonds are to be redeemed, the particular Bonds to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee by prorating, as nearly as practicable, the principal amount of such Bonds to be redeemed among the Holders of such Bonds.

    Payment of Interest.

  Payment of interest (except interest due at maturity) may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register.

  PLEDGE OF LESSOR NOTES

      Pledge of Lessor Notes.

  To secure the payment of the principal of and premium, if any, and interest on all the Securities from time to time Outstanding under the Indenture, and the performance of the covenants therein and herein contained, the Company by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, hypothecate, pledge, confirm to the Trustee and create a security interest in favor of the Trustee, for the benefit of the Holders, in the Lessor Notes identified on Schedule 1 hereto (herein referred to as the "Pledged Lessor Notes"), to be held by the Trustee, in trust, for the uses and purposes, and subject to the covenants and conditions, set forth in the Original Indenture.

  MISCELLANEOUS

      Execution as Supplemental Indenture.

      This Supplemental Indenture No. 1 is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this Supplemental Indenture No. 1 forms a part thereof.

      Definitions.

      Capitalized terms used which are not defined herein shall have the meanings ascribed thereto in the Original Indenture.

      Counterpart Execution.

This Supplemental Indenture No. 1 may be executed in any number of counterparts and by each of the parties hereto or thereto on separate counterparts, all such counterparts together constituting but one and the same instrument.

IN WITNESS WHEREOF, the Company, SERI and the Trustee have caused this Supplemental Indenture No. 1 to be duly executed as of the day and year first above written.

GG1C FUNDING CORPORATION

By
Title:

SYSTEM ENERGY RESOURCES, INC.

By
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Trustee

By
Title:

STATE OF NEW YORK )
) ss.:
COUNTY OF NEW YORK )

Personally appeared before me, the undersigned authority in and for the said county and state, on this ____ day of ___________, within my jurisdiction, the within named ______________, who acknowledged that he is a ______________ of GG1C Funding Corporation, a Delaware corporation, and that for and on behalf of the said corporation, and as its act and deed, he executed the above and foregoing instrument after first having been duly authorized by said corporation so to do.

Notary Public

My Commission Expires:

______________________

STATE OF LOUISIANA )
) ss.:
PARISH OF ORLEANS )

Personally appeared before me, the undersigned authority in and for the said parish and state, on this ____ day of ______________, within my jurisdiction, the within named ______________, who acknowledged that he is a ______________ of SYSTEM ENERGY RESOURCES, INC., an Arkansas corporation, and that for and on behalf of the said corporation, and as its act and deed, he executed the above and foregoing instrument after first having been duly authorized by said corporation so to do.

Notary Public

My Commission is issued for life:

STATE OF NEW YORK )
) ss.:
COUNTY OF NEW YORK )

Personally appeared before me, the undersigned authority in and for the said county and state, on this ____ day of ___________, within my jurisdiction, the within named ______________, who acknowledged that he is a ______________ of DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, and that for and on behalf of the said corporation, and as its act and deed, he executed the above and foregoing instrument after first having been duly authorized by said corporation so to do.

Notary Public

My Commission Expires:

______________________

STATE OF NEW YORK )
) ss.:
COUNTY OF NEW YORK )

Personally appeared before me, the undersigned authority in and for the said county and state, on this ____ day of ___________, within my jurisdiction, the within named ______________, who acknowledged that he is a ______________ of DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, Trustee under the above and foregoing instrument, and that for and on behalf of the said corporation, and as its act and deed in said capacity as Trustee and its having been duly authorized so to do, he executed the above and foregoing instrument after first having been duly authorized by said corporation so to do.

Notary Public

My Commission Expires:

______________________

SCHEDULE 1

PLEDGED LESSOR NOTES
Lessor Notes Issued Under Lease Indenture No. 1
Number	Principal Amount	Interest Rate	Maturity
R1-A			January 15, 2014

Lessor Notes Issued Under Lease Indenture No. 2
Number	Principal Amount	Interest Rate	Maturity
R-2A			January 15, 2014

EXHIBIT A

FORM OF BOND
(FRONT]
NUMBER
R-

SECURED LEASE OBLIGATION BOND, _________% SERIES DUE 2014
INTEREST RATE	MATURITY DATE	CUSIP
_________%	_________________	________________

REGISTERED HOLDER:

ORIGINAL PRINCIPAL AMOUNT:		DOLLARS

GG1C Funding Corporation, a Delaware corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to the Registered Holder named above, or registered assigns, the unpaid portion of the original Principal Amount (stated above) in installments on each Installment Payment Date as set forth on the reverse hereof with the final installment due and payable on the Maturity Date (stated above) and to pay interest (computed on the basis of a 360-day year consisting of twelve 30-day months) on the principal amount remaining unpaid from time to time from the most recent interest payment date to which interest has been paid or duly provided for or, if this Bond is dated prior to July 15, 2004, the date of the original issuance of Bonds of this series, semiannually on January 15 and July 15 in each year, commencing July 15, 2004, at the Interest Rate (stated above) per annum, until the principal hereof is paid in full or made available for payment. The interest or Installment Payment Amount so payable shall, as provided in such Indenture, be paid to the person in whose name this Bond (or one or more Predecessor Securities, as defined in such Indenture) is registered at the close of business on the Regular Record Date (all capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Indenture referred to on the reverse hereof) for such interest or installment of principal, which shall be the January 1 (with respect to a January 15 interest payment date) or July 1 (with respect to a July 15 interest payment date), as the case may be (whether or not a Business Day), next preceding such interest payment date or Installment Payment Date. Any such interest or Installment Payment Amount not so punctually paid or duly provided for shall forthwith cease to be payable to the Registered Holder on such Regular Record Date, and may be paid to the person in whose name this Bond (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest or defaulted installment to be fixed by the Trustee (as defined on the reverse hereof), notice of which shall be given to the Holders of the Bonds not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Bonds may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture. Payment of the principal of, and premium, if any, and interest on this Bond shall be made upon presentation and surrender hereof at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of debts, except that payment of interest and Installment Payment Amounts (other than that payable on the Stated Maturity hereof) shall be made, without presentation or surrender hereof, by check mailed to the address of the Holder entitled thereto as such address shall appear in the Security Register.

As provided in the Indenture, in any case where any Redemption Date, Installment Payment Date or the Stated Maturity of principal of or any installment of interest on any bond, or any date on which any defaulted interest or principal is proposed to be paid, shall not be a Business Day, then (notwithstanding any other provision of the Indenture or this Bond) payment of interest and/or principal and premium, if any, shall be due and payable on the next succeeding Business Day with the same force and effect as if made on or at such nominal Redemption Date, Stated Maturity, Installment Payment Date or date on which the defaulted interest or principal is proposed to be paid and no interest shall accrue on the amount so payable for the period from and after such Redemption Date, Stated Maturity, Installment Payment Date or date for the payment of defaulted interest or principal, as the case may be.

Reference is hereby made to the further provisions of this Bond set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Bond shall not be entitled to any benefit under such Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Bond to be duly executed under its corporate seal.

Dated:

GG1C FUNDING CORPORATION

By
[Vice President]
Attest
[Secretary]
CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture
, as Trustee
By
Authorized Officer
Dated

[BACK]

GG1C FUNDING CORPORATION

SECURED LEASE OBLIGATION BOND,
__________% SERIES DUE 2014

This Bond is one of an authorized issue of securities of the Company known as its "Secured Lease Obligation Bonds, ______% Series due 2014 (the "Bonds"). The Bonds are issued under and secured by a Collateral Trust Indenture, dated as of [ ], 2004 (the "Original Indenture"), among the Company, System Energy Resources, Inc., an Arkansas corporation ("System Energy"), and Deutsche Bank Trust Company Americas, not in its individual capacity but solely as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), as supplemented by Supplemental Indenture No. 1, dated as of [ ], 2004, among such parties (together, and as thereafter amended in accordance with its terms, the "Indenture"). The Indenture permits the issuance of additional series of Securities for the purposes and as provided therein. All Bonds are secured equally and ratably with one another and with any other Securities of the Company issued under the Indenture, as amended or supplemented. Reference is hereby made to the Indenture and any supplements or amendments thereto for a description of the nature and extent of the Securities issued thereunder, the property assigned, pledged and transferred thereunder and the respective rights of the Holders of the Bonds and of the Trustee and the Company in respect of such security and the terms upon which the Bonds are and are to be authenticated and delivered. The Holder of this Bond, by its acceptance hereof, is deemed to have consented and agreed to all the terms and provisions of the Indenture.

The unpaid principal of and premium, if any, and interest on this Bond are payable from and secured by the assets subject to the lien of the Indenture and the income and proceeds received by the Trustee therefrom and all payments of principal, premium, if any, and interest shall be made in accordance with the terms of the Indenture.

The Indenture provides that certain promissory notes ("Pledged Lessor Notes") are subject to the lien of the Indenture and that additional Pledged Lessor Notes, as and when issued, can be made subject to the lien of the Indenture pursuant to Indenture supplements. The Pledged Lessor Notes subject to the lien of the Indenture on the date of the initial issuance of Bonds were issued by Wachovia Bank, National Association (successor to Meridian Trust Company), as owner trustee under each of Trust Agreement No. 1 and Trust Agreement No. 2 (each, a "Trust Agreement" and, together, the "Trust Agreements"), each such Trust Agreement with the institutional investor party thereto (each such institutional investor, an "Owner Participant"). Such Pledged Lessor Notes were issued under either Trust Indenture, Deed of Trust, Mortgage, Security Agreement and Assignment of Facility Lease No. 1 or Trust Indenture, Deed of Trust, Mortgage, Security Agreement and Assignment of Facility Lease No. 2, each such indenture between an owner trustee, as owner trustee and lessor (a "Lessor") and Bankers Trust Company and Stanley Burg, not in their individual capacities but solely as Corporate Indenture Trustee and Individual Indenture Trustee, respectively, (each of such indentures, as it was executed and delivered and as thereafter amended in accordance with its terms, being herein called a "Lease Indenture" and each trustee thereunder being herein called a "Lease Indenture Trustee"). Reference is made to each Lease Indenture for a description of the nature and extent of property assigned, pledged, transferred and mortgaged thereunder and the rights of the holders of Pledged Lessor Notes. Except as expressly provided in a Lease Indenture, all payments of principal, premium, if any, and, interest to be made on a Pledged Lessor Note issued under such Lease Indenture will be made only from the assets subject to the lien of such Lease Indenture or the income and proceeds received by the Lease Indenture Trustee therefrom, including, in the case of each Lease Indenture, the rights of the Lessor which, is a party thereto to receive basic rentals and certain other payments under a Facility Lease with System Energy relating to an undivided interest in certain assets constituting part of the Grand Gulf Nuclear Station Unit No. 1 (each of such Facility Leases, as it was executed and delivered and as thereafter amended in accordance with its terms being herein called a "Lease"), which basic rentals and other payments will be at least sufficient to provide for the scheduled payments of the principal of and interest on each Pledged Lessor Note issued under such Lease Indenture. Each Holder of this Bond, by its acceptance hereof, is deemed to have agreed (x) that it will look solely to the assets subject to the lien of the Indenture or the income or proceeds received by the Trustee therefrom, to the extent available for distribution to the Holder hereof as provided in the Indenture, and (y) that none of any owner Participant, any Lessor, any Lease Indenture Trustee or the Trustee is liable to the Holder hereof or, in the case of any Owner Participant, Lessor or Lease Indenture Trustee, to the Trustee, for any amounts payable on this Bond, or, except as provided in the Indenture with respect to the Trustee, for any liability under the Indenture.

With certain exceptions as therein provided, the supplementation of the Indenture for the purpose of adding any provisions thereto, or changing in any manner or eliminating any of the provisions thereof, will require the consent of the Holders of not less than a majority in aggregate unpaid principal amount of all Securities of all series at the time Outstanding under the Indenture considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate unpaid principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required. The Indenture also contains provisions permitting the Holders of not less than a majority in unpaid principal amount of the Securities at the time Outstanding, on behalf of the Holders of all of the Securities, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Bond shall be conclusive and binding upon such Holder and upon all future Holders of this Bond and of any Bond issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Bond.

On each Installment Payment Date set forth below, the Company shall pay an installment of principal of this Bond equal (subject to adjustment as hereinafter described) in amount to the Installment Payment Percentage set forth below for such Installment Payment Date multiplied by the Original Principal Amount stated on the face of this Bond.

Installment Payment Date	Installment Payment Percentage	Outstanding Balance Factor
January 15, 2005
January 15, 2006
January 15, 2007
January 15, 2008
January 15, 2009
January 15, 2010
January 15, 2011
January 15, 2012
January 15, 2013
January 15, 2014

The "Outstanding Balance Factor" as used in the foregoing table is for descriptive purposes only, and, unless there has been a partial redemption or a default or another installment payment adjustment, when multiplied by the original Principal Amount of this Bond, represents the remaining unpaid principal amount of this Bond as of the Installment Payment Date indicated after payment of the principal installment on such date.

As provided in the Indenture, the amount of installment payments of principal for the Bonds may be adjusted, subject to certain restrictions, at the discretion of the Company in connection with certain recalculations of basic rent pursuant to either of the Leases; provided, however, that no installment payment adjustment shall be made by the Company which will increase or decrease the average life of the Bonds of any series (calculated in accordance with generally accepted financial practice) from the date of initial issuance by more than 6 months.

In the event of any partial redemption of Bonds (other than pursuant to the aforementioned principal installment payments) the amount of each installment payment of principal to be paid thereafter pursuant to the installment payment schedule indicated above shall be adjusted in accordance with the Indenture.

Notwithstanding anything to the contrary set forth herein or in the Indenture, the unpaid principal amount hereof recorded on the Security Register maintained by the Security Registrar shall be controlling as to the remaining unpaid principal amount hereof.

If any Lease is to be terminated pursuant to Section 13(f) or (g) or Section 14 thereof, or Section 10(b)(3)(ix) of the related Participation Agreement, and all Lessor Notes issued under the related Lease Indenture are to be prepaid, Bonds, equal in principal amount to the Pledged Lessor Notes issued under such Lease Indenture, shall be redeemed, on the date on which such Lessor Notes are to be prepaid, at a redemption price equal to the unpaid principal amount thereof plus accrued interest to the Redemption Date, all subject, however, except in the case of a termination pursuant to Section 14 of such Lease, to the right of System Energy to assume such Lessor Notes in which event there shall be no redemption of Bonds as a consequence of such termination.

Except as described above, the Bonds shall not be subject to prepayment or redemption prior to July 15, [ ]. On and after July 15, [ ], the Bonds shall be subject to redemption, at the option of the Company, in whole at any time or in part from time to time, at the Redemption Prices (expressed as a percentage of the unpaid principal amount) set forth below plus accrued interest to the redemption date:

If Redeemed in the
Twelve Month Period
Beginning July 15, [ ],	Redemption Price

and thereafter at 100% of the unpaid principal amount thereof plus accrued interest to the redemption date.

In the event that any of the Bonds are called for redemption, notice shall be given to the Holders in accordance with section 6.04 of the Original Indenture not less than 20 nor more than 60 days prior to the redemption date.

With respect to any notice of redemption of Bonds (and not with respect to installment payments of principal payable on Installment Payment Dates) unless, upon the giving of such notice, such Bonds shall be deemed to have been paid in accordance with the provisions of the Indenture, such notice shall state that such redemption shall be conditional upon the receipt by the Trustee, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest on such Bonds and that if such money shall not have been so received such notice shall be of no force or effect and the Company shall not be required to redeem such securities. In the event that such notice of redemption contains such a condition and such money is not so received, the redemption shall not be made.

Bonds (or portions thereof as aforesaid) for which redemption and payment provision is made in accordance with the Indenture shall thereupon cease to be entitled to the lien of the Indenture and shall cease to bear interest from and after the date fixed for redemption.

If an Event of Default shall occur, the unpaid principal of this Bond may become or be declared due and payable in the manner and with the effect provided in the Indenture.

This Bond is transferable by the Holder hereof in person or by attorney authorized in writing, at the Corporate Trust Office of the Security Registrar (or if such office is not in the Borough of Manhattan, The City of New York, at either such office or an office to be maintained in such Borough). Upon surrender for registration of transfer of this Bond, the Company shall execute, and the Trustee (or any Authenticating Agent) shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Bonds of the same series, of authorized denominations and of like tenor and aggregate principal amount.

The Bonds are issuable only as registered Bonds without coupons in denominations of $1,000 and/or any integral multiple thereof. As provided in and subject to the provisions of the Indenture, Bonds may be exchanged for other Bonds of the same series, of authorized denominations, and of like tenor and aggregate principal amount, upon surrender at any office maintained for such purpose pursuant to the Indenture.

No service charge will be made to any Holder of Bonds for any such transfer or exchange but the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The person in whose name this Bond is registered shall be deemed to be the owner hereof for the purpose of receiving payment as herein provided and for all other purposes whether or not this Bond be overdue, regardless of any notice to anyone to the contrary.

As provided in the Indenture, the Indenture and the Bonds shall be construed in accordance with and governed by the laws of the State of New York.